SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): March 11, 2011

Structural Enhancement Technologies Corp.
 (Exact Name of Registrant As Specified In Charter)

Delaware	333-148425	32-0329069
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

3771 Nesconset Highway, Suite 104
S. Setauket, NY  11720
 (Address Of Principal Executive Offices)

Phone number (631) 560-4108
 (Issuer Telephone Number)

40 Marcus Avenue
Hauppauge, NY  11788
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 7

Item 7.01     Regulation FD Disclosure

On February 17, 2011, the Registrant commenced a negotiation to acquire all of the issued and outstanding shares of common stock of Landmark Consulting Inc. (“Landmark”).

Pursuant to a Letter of Intent, which was executed on March 11, 2011, the Registrant will acquire all of the issued and outstanding shares of common stock of Landmark from its shareholders in exchange for the total consideration of shares of common stock of the Registrant to be delivered in the name of the shareholders of Landmark, as designated by them, at the closing date. The total consideration to be paid to the shareholders of Landmark shall be equal to seventy five (75%) percent of the total issued and outstanding shares of common stock of Registrant at the conclusion of the transaction, prior to the raise of capital in the amount of up to one million ($1,000,000) dollars and the balance of twenty five (25%) percent to the Registrant.

The closing of the transaction will tentatively be held on or about June 10, 2011.

Landmark Consulting Inc. is a contracting company, servicing commercial and residential customers, municipalities, and also handles coatings, green cleaning solutions, and other services related to extreme mobile coatings for restoration and preservation of product and infrastructure.

Section 9 -- Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

Exhibits: Item 99.1- Letter of Intent to Acquire Landmark Consulting, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Structural Enhancement Technologies Corp.

Dated: March 11, 2011	By:	/s/Andrew B. Mazzone
Andrew B. Mazzone, President
Title

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